Verisign Reports First Quarter 2023 Results

RESTON, VA - April 27, 2023 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the first quarter of 2023.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $364 million for the first quarter of 2023, up 5.1 percent from the same quarter in 2022. Operating income was $241 million for the first quarter of 2023, compared to $225 million for the same quarter of 2022. Verisign reported net income of $179 million and diluted earnings per share (diluted “EPS”) of $1.70 for the first quarter of 2023, compared to net income of $158 million and diluted EPS of $1.43 for the same quarter of 2022.

“The long trend line of increasing reliance on internet infrastructure continues,” said Jim Bidzos, Executive Chairman and Chief Executive Officer. “Focusing on our mission of operating secure and reliable navigational infrastructure allowed Verisign to deliver another solid quarter.”

Financial Highlights

•Verisign ended the first quarter of 2023 with cash, cash equivalents and marketable securities of $1.02 billion, an increase of $35 million from year-end 2022.
•Cash flow from operations was $259 million for the first quarter of 2023, compared to $207 million for the same quarter of 2022.
•Deferred revenues as of March 31, 2023 totaled $1.26 billion, an increase of $42 million from year-end 2022.
•During the first quarter of 2023, Verisign repurchased 1.1 million shares of its common stock for an aggregate cost of $220 million. As of March 31, 2023, there was $639 million remaining for future share repurchases under the share repurchase program which has no expiration.

Business Highlights
•Verisign ended the first quarter of 2023 with 174.8 million .com and .net domain name registrations in the domain name base, a 0.1 percent increase from the end of the first quarter of 2022, and a net increase of 1.0 million domain names during the first quarter of 2023.
•During the first quarter of 2023, Verisign processed 10.3 million new domain name registrations for .com and .net, as compared to 10.2 million for the same quarter of 2022.
•The final .com and .net renewal rate for the fourth quarter of 2022 was 73.3 percent compared to 74.8 percent for the same quarter of 2021. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2023 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4783 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems or services; vulnerabilities in the global routing system; system interruptions or system failures; damage or interruptions to our data centers, data center systems or resolution systems; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions; new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants; economic, legal, regulatory, and political risks associated with our international operations; unfavorable changes in, or interpretations of, tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the weakening of, changes to, the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; deterioration of economic conditions; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-3447
Media Relations: David McGuire, davmcguire@verisign.com, 703-948-3800

©2023 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$819.8	$373.6
Marketable securities	195.2	606.8
Other current assets	58.1	58.3
Total current assets	1,073.1	1,038.7
Property and equipment, net	224.9	232.0
Goodwill	52.5	52.5
Deferred tax assets	232.6	234.6
Deposits to acquire intangible assets	145.0	145.0
Other long-term assets	28.9	30.6
Total long-term assets	683.9	694.7
Total assets	$1,757.0	$1,733.4
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$239.2	$226.5
Deferred revenues	932.2	890.4
Total current liabilities	1,171.4	1,116.9
Long-term deferred revenues	328.7	328.7
Senior notes	1,788.5	1,787.9
Long-term tax and other liabilities	62.2	62.1
Total long-term liabilities	2,179.4	2,178.7
Total liabilities	3,350.8	3,295.6
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5.0; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000; Issued shares: 354.7 at March 31, 2023 and 354.5 at December 31, 2022; Outstanding shares: 104.3 at March 31, 2023 and 105.3 at December 31, 2022	12,434.2	12,644.5
Accumulated deficit	(14,025.3)	(14,204.0)
Accumulated other comprehensive loss	(2.7)	(2.7)
Total stockholders’ deficit	(1,593.8)	(1,562.2)
Total liabilities and stockholders’ deficit	$1,757.0	$1,733.4

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$364.4	$346.9
Costs and expenses:
Cost of revenues	49.9	50.7
Research and development	24.2	22.9
Selling, general and administrative	49.0	48.5
Total costs and expenses	123.1	122.1
Operating income	241.3	224.8
Interest expense	(18.8)	(18.8)
Non-operating income, net	11.3	0.3
Income before income taxes	233.8	206.3
Income tax expense	(55.1)	(48.8)
Net income	178.7	157.5
Other comprehensive loss	—	(0.2)
Comprehensive income	$178.7	$157.3

Earnings per share:
Basic	$1.70	$1.43
Diluted	$1.70	$1.43
Shares used to compute earnings per share
Basic	104.9	110.2
Diluted	105.0	110.3

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$178.7	$157.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11.6	11.9
Stock-based compensation expense	13.8	14.2
Other, net	(2.9)	0.6
Changes in operating assets and liabilities:
Other assets	1.9	8.3
Accounts payable and accrued liabilities	11.6	(14.9)
Deferred revenues	41.8	28.3
Net deferred income taxes and other long-term tax liabilities	2.5	1.2
Net cash provided by operating activities	259.0	207.1
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	562.0	696.0
Purchases of marketable securities	(146.5)	(164.9)
Purchases of property and equipment	(5.7)	(6.6)
Net cash provided by investing activities	409.8	524.5
Cash flows from financing activities:
Repurchases of common stock	(230.5)	(204.6)
Proceeds from employee stock purchase plan	8.0	8.2
Net cash used in financing activities	(222.5)	(196.4)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(0.2)	(0.1)
Net increase in cash, cash equivalents, and restricted cash	446.1	535.1
Cash, cash equivalents, and restricted cash at beginning of period	379.0	228.8
Cash, cash equivalents, and restricted cash at end of period	$825.1	$763.9
Supplemental cash flow disclosures:
Cash paid for interest	$13.1	$13.1
Cash paid for income taxes, net of refunds received	$18.3	$2.2